SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date earliest event reported): May 3, 2016

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01	Other Events.

On May 3, 2016, IBERIABANK Corporation (the “Company”), a Louisiana company, entered into an Underwriting Agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriters (the “Underwriters”), pursuant to which the Company agreed to sell, and the Underwriters agreed to purchase, subject to and upon terms and conditions set forth therein, an aggregate of 2,000,000 depositary shares (the “depositary shares”), each representing a 1/400th ownership interest in a share of the Company’s 6.60% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series C, par value $1.00 per share (“Series C preferred stock”), with a liquidation preference of $10,000 per share of Series C preferred stock (equivalent to $25 per depositary share) which represents $50,000,000 in aggregate liquidation preference. The Company has granted the Underwriters a 30-day option to purchase 300,000 additional depositary shares, solely to cover over-allotments, if any. The offering was made pursuant to an effective shelf registration statement and is expected to close on May 9, 2016, subject to customary closing conditions.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

On May 3, 2016, the Company issued a press release announcing the pricing of the offering. A copy of the press release is attached hereto as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 3, 2016, by and among IBERIABANK Corporation and Keefe, Bruyette & Woods, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the other several underwriters named therein.

99.1	Press Release of IBERIABANK Corporation, dated May 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 4, 2016

IBERIABANK CORPORATION

By:	/s/ Daryl G. Byrd
Name:	Daryl G. Byrd
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

1.1	Underwriting Agreement, dated May 3, 2016, by and among IBERIABANK Corporation and Keefe, Bruyette & Woods, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the other several underwriters named therein.

99.1	Press Release of IBERIABANK Corporation, dated May 3, 2016.